athenahealth, Inc. Reports Fourth Quarter and Full Year 2016 Results

Company Announces Fiscal Year 2016 Bookings of $348 Million and Reaffirms Fiscal Year 2017 Guidance

Q4 2016 Financial Results

•	12% Revenue Growth Over Fourth Quarter of 2015

•	GAAP Operating Income of $12.4 million

•	Non-GAAP Adjusted Operating Income of $42.5 million

•	GAAP Net Income of $9.8 million, or $0.24 Per Diluted Share

•	Non-GAAP Adjusted Net Income of $25.0 million, or $0.62 Per Diluted Share

Full Year 2016 Financial Results

•	17% Revenue Growth Over Full Year 2015

•	GAAP Operating Income of $26.6 million

•	Non-GAAP Adjusted Operating Income of $132.3 million

•	GAAP Net Income of $21.0 million, or $0.52 Per Diluted Share

•	Non-GAAP Adjusted Net Income of $76.0 million, or $1.90 Per Diluted Share
WATERTOWN, MA – February 2, 2017 - athenahealth, Inc. (NASDAQ: ATHN) (“athenahealth” or “we”), a leading provider of network-enabled services and point-of-care mobile applications for hospitals and ambulatory clients nationwide, today announced financial and operational results for the fourth quarter and full year 2016. We will conduct a conference call tomorrow, Friday, February 3, 2017, at 8:00 a.m. Eastern Time to discuss these results and management’s outlook for future financial and operational performance.
Q4 2016 and Full Year 2016 Financial Results
During 2016, we adopted a change in presentation on our consolidated statements of income in order to present a gross profit line and allocate certain overhead expenses, the presentation of which is consistent with our peers. Under the new presentation, we began allocating overhead expenses, such as occupancy charges, depreciation, and amortization of capitalized software for our GAAP financial results. Prior periods have been revised to reflect this change in presentation.

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Net new active physicians added to the network: athenaCollector® (1,366 physicians added), athenaClinicals® (1,573 physicians added), and athenaCommunicator® (2,009 physicians added) for the three months ended December 31, 2016, compared to athenaCollector (2,148 physicians added), athenaClinicals (1,126 physicians added), and athenaCommunicator (1,965 physicians added) in the same period last year.

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Net new active providers added to the network: athenaCollector (2,226 providers added), athenaClinicals (2,288 providers added), and athenaCommunicator (3,074 providers added) for the three months ended December 31, 2016, compared to athenaCollector (3,102 providers added), athenaClinicals (1,613 providers added), and athenaCommunicator (2,835 providers added) in the same period last year.

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Net new active physicians added to the network: athenaCollector (8,539 physicians added), athenaClinicals (6,145 physicians added), and athenaCommunicator (8,557 physicians added) for the twelve months ended December 31, 2016, compared to athenaCollector (9,854 physicians added), athenaClinicals (6,056 physicians added), and athenaCommunicator (8,472 physicians added) in the same period last year.

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Net new active providers added to the network: athenaCollector (12,275 providers added), athenaClinicals (8,656 providers added), and athenaCommunicator (11,942 providers added) for the twelve months ended December 31, 2016, compared to athenaCollector (13,067 providers added), athenaClinicals (7,880 providers added), and athenaCommunicator (11,044 providers added) in the same period last year.

•	Total revenue for the three months ended December 31, 2016, was $288.2 million, compared to $257.5 million in the same period last year, an increase of 12%.

•	Total revenue for full year 2016 was $1,082.9 million, compared to full year 2015 revenue of $924.7 million, an increase of 17%.

“Our expanding network now connects care across nearly 88,000 providers, nearly 86 million patients, and over 143,000 network endpoints. And, as the largest network in healthcare, our data-driven insights combined with our highly efficient and scalable back office work enables our clients to focus on the health of their patients, not paperwork, expand their market share, and get paid more, faster,” said Jonathan Bush, chairman and chief executive officer of athenahealth. “Today, we are more confident than ever about our ability to achieve our vision of building the healthcare internet. Our increasing depth and breadth of product management, technical design and development expertise, combined with our increasing bandwidth to focus on our own strategy versus the government mandates of recent years, should make us even more productive in 2017 as we deepen our services and build out our unique network.”

•	For the three months ended December 31, 2016, GAAP Gross Margin was 53.7%, compared to 52.0% in the same period last year.

•	For the three months ended December 31, 2016, Service Automation Rate, formerly referred to as Non-GAAP Adjusted Gross Margin, was 66.2%, compared to 65.0% in the same period last year.

•	For the three months ended December 31, 2016, GAAP Operating Income was $12.4 million, or 4.3% of total revenue, compared to $6.7 million, or 2.6% of total revenue, in the same period last year.

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For the three months ended December 31, 2016, Non-GAAP Adjusted Operating Income was $42.5 million, or 14.7% of total revenue, compared to $31.3 million, or 12.1% of total revenue, in the same period last year.

•	For the three months ended December 31, 2016, GAAP Net Income was $9.8 million, or $0.24 per diluted share, compared to $7.7 million, or $0.19 per diluted share, in the same period last year.

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For the three months ended December 31, 2016, Non-GAAP Adjusted Net Income was $25.0 million, or $0.62 per diluted share, compared to $17.8 million, or $0.45 per diluted share, in the same period last year.

•	For the year ended December 31, 2016, GAAP Gross Margin was 50.7%, compared to 50.0% for the year ended December 31, 2015.

•	For the year ended December 31, 2016, Service Automation Rate, formerly referred to as Non-GAAP Adjusted Gross Margin, was 64.1%, compared to 63.5% for the year ended December 31, 2015.

•
For the year ended December 31, 2016, GAAP Operating Income was $26.6 million, or 2.5% of total revenue, compared to GAAP Operating Loss of $4.1 million, or 0.4% of total revenue, for the year ended December 31, 2015.

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For the year ended December 31, 2016, Non-GAAP Adjusted Operating Income was $132.3 million, or 12.2% of total revenue, compared to $95.1 million, or 10.3% of total revenue, for the year ended December 31, 2015.

•	For the year ended December 31, 2016, GAAP Net Income was $21.0 million, or $0.52 per diluted share, compared to $14.0 million, or $0.35 per diluted share, for the year ended December 31, 2015.

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For the year ended December 31, 2016, Non-GAAP Adjusted Net Income was $76.0 million, or $1.90 per diluted share, compared to $53.7 million, or $1.35 per diluted share, for the year ended December 31, 2015.

“We continued to build on our track record of driving strong growth and profitability during 2016. We signed $348 million of bookings, we onboarded over 12,000 providers onto our network, and we significantly improved the efficiency of our operations and service delivery,” said Karl Stubelis, chief financial officer of athenahealth. “As we execute on our plans for the current year, we remain well positioned to further expand our network, build upon our many operational strengths, reinvest in our future, and deliver on our 2017 growth and profitability goals.”
The provider counts disclosed above have since been refined, effective January 1, 2017, to include additional provider types (e.g., behavioral interventionists and certified physician assistants), and the athenaCommunicator provider count has been further refined to reflect providers whose practices have enabled the patient portal. We will begin reporting the provider counts with these refined definitions in Q1 2017.
Fiscal Year 2017 Outlook
We are reaffirming our fiscal year 2017 guidance communicated on December 15, 2016 at our Ninth Annual Investor Summit. Our fiscal year 2017 guidance is summarized in the following table below:

For the Fiscal Year Ending December 31, 2017
Forward-Looking Guidance
Financial Measures
GAAP Total Revenue	$1,290 million - $1,330 million
GAAP Operating Income	$61 million - $81 million
Non-GAAP Adjusted Operating Income	$170 million - $190 million
Financial Metric
Annual Bookings	$400 million - $450 million

Use of Non-GAAP Financial Measures
In our earnings releases, prepared remarks, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investors section of our website at www.athenahealth.com.
Conference Call Information
To participate in our live conference call and webcast on Friday, February 3, 2017, at 8:00 a.m. Eastern Time, please dial 877.853.5645 (or 408.940.3868 for international calls) using conference code no. 46669941, or visit the Investors section of our website at www.athenahealth.com. A replay will be available for one week following the conference call at 855.859.2056 (and 404.537.3406 for international calls) using conference code no. 46669941. A webcast replay will also be archived on our website.
About athenahealth, Inc.
athenahealth partners with hospital and ambulatory clients to drive clinical and financial results. We offer medical record, revenue cycle, patient engagement, care coordination, and population health services. We combine insights from our network of nearly 88,000 providers and nearly 86 million patients with deep industry knowledge and perform administrative work at scale. For more information, please visit www.athenahealth.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained in this press release are forward-looking statements, including statements regarding management’s expectations for future financial and operational performance and operating expenditures, expected growth, and business outlook, including fiscal 2017 guidance; statements regarding our ability to build the healthcare internet, to deepen our services, and to expand our network; statements regarding our ability to build on our operational strengths, reinvest in our future and to deliver on our 2017 goals; and statements found under our “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures for Fiscal Year 2017 Guidance” sections of this release. Forward-looking statements may be identified with words such as “will,” “may,” “expect,” “plan,” “anticipate,” “upcoming,” “believe,” “estimate” or similar terminology, and the negative of these terms. Forward-looking statements are not promises or guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. These risks and uncertainties include: our highly competitive industry and our ability to compete effectively and remain innovative; the development of the market for cloud-based healthcare information technology services; changes in the healthcare industry and their impact on the demand for our services; our ability to maintain consistently high growth rates due to lengthening customer sales cycles; the impact of changes in our business model and structure; our ability to effectively manage our growth; our ability to protect our intellectual property; current and future litigation, including for intellectual property infringement; our dependence on third-party providers; risks and costs associated with our worldwide operations; our ability to attract and retain highly skilled employees; our ability to successfully implement our management transition plans; our fluctuating operating results; our ability to retain our clients and maintain client revenue; our tax liability; our variable sales and implementation cycles; the timing at which we recognize certain revenue and our ability to evaluate our prospects; defects and errors in our software or services, or interruptions or damages to our systems or those of third parties on which we rely; a data security breach; limitations on our use of data; the effect of payer and provider conduct; the failure of our services to provide accurate and timely information; changes in government regulation and the costs, complexity and challenges of compliance; risks associated with our international operations; risks associated with the integration and success of acquired companies; the potential for illegal behavior by employees or subcontractors; and the price volatility of our common stock. Forward-looking statements speak only as of the date hereof and, except as required by law, we undertake no obligation to update or revise these forward-looking statements. For additional information regarding these and other risks faced by us, refer to our public filings with the Securities and Exchange Commission (“SEC”), available on the Investors section of our website at www.athenahealth.com and on the SEC’s website at www.sec.gov.

Contact Info:
Dana Quattrochi
athenahealth, Inc. (Investors)
investorrelations@athenahealth.com
(617) 402-1329

Holly Spring
athenahealth, Inc. (Media)
media@athenahealth.com
(617) 402-1631

athenahealth, Inc.
CONSOLIDATED BALANCE SHEETS
(Unaudited, in millions, except per share amounts)

	December 31, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$147.4	$141.9
Accounts receivable, net	161.6	148.2
Prepaid expenses and other current assets	34.2	30.2
Total current assets	343.2	320.3

Property and equipment, net	347.7	321.5
Capitalized software costs, net	125.8	107.5
Purchased intangible assets, net	112.1	126.2
Goodwill	240.7	229.2
Deferred tax asset, net	2.2	—
Investments and other assets	17.5	14.0
Total assets	$1,189.2	$1,118.7

Liabilities & Stockholders’ Equity
Current liabilities:
Accounts payable	$9.5	$10.8
Accrued compensation	89.7	88.1
Accrued expenses	51.7	51.4
Long-term debt	18.3	10.8
Deferred revenue	28.7	32.6
Total current liabilities	197.9	193.7
Deferred rent, net of current portion	30.8	31.1
Long-term debt, net of current portion	272.8	287.4
Deferred revenue, net of current portion	48.4	55.9
Deferred tax liability, net	—	1.3
Other long-term liabilities	6.0	6.0
Total liabilities	555.9	575.4

Stockholders’ equity:
Preferred stock, $0.01 par value: 5.0 shares authorized; no shares issued and outstanding at December 31, 2016 and December 31, 2015, respectively	—	—
Common stock, $0.01 par value: 125.0 shares authorized; 40.8 shares issued and 39.5 shares outstanding at December 31, 2016; 40.2 shares issued and 38.9 shares outstanding at December 31, 2015	0.4	0.4
Additional paid-in capital	591.5	522.4
Treasury stock, at cost, 1.3 shares	(1.2)	(1.2)
Accumulated other comprehensive loss	(0.9)	(0.8)
Retained earnings	43.5	22.5
Total stockholders’ equity	633.3	543.3
Total liabilities and stockholders’ equity	$1,189.2	$1,118.7

athenahealth, Inc.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Revenue:
Business services	$278.9	$247.9	$1,047.6	$886.1
Implementation and other	9.3	9.6	35.3	38.6
Total revenue	288.2	257.5	1,082.9	924.7
Cost of revenue	133.5	123.7	533.5	462.2
Gross profit	154.7	133.8	549.4	462.5
Other Operating Expenses:
Selling and marketing	67.1	68.2	256.6	237.3
Research and development	44.4	28.4	134.5	111.0
General and administrative	30.8	30.5	131.7	118.3
Total other operating expenses	142.3	127.1	522.8	466.6
Operating income (loss)	12.4	6.7	26.6	(4.1)
Other (expense) income:
Interest expense	(1.1)	(1.6)	(5.9)	(5.7)
Other income (expense)	0.2	—	0.3	28.7
Total other (expense) income	(0.9)	(1.6)	(5.6)	23.0
Income (loss) before income tax (provision) benefit	11.5	5.1	21.0	18.9
Income tax (provision) benefit	(1.7)	2.6	—	(4.9)
Net income (loss)	$9.8	$7.7	$21.0	$14.0
Net income (loss) per share – Basic	$0.25	$0.20	$0.53	$0.36
Net income (loss) per share – Diluted	$0.24	$0.19	$0.52	$0.35
Weighted average shares used in computing net income (loss) per share:
Basic	39.5	38.9	39.3	38.6
Diluted	40.1	39.8	40.1	39.6

athenahealth, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in millions)

	Year Ended December 31,
	2016	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$21.0	$14.0	$(3.1)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	142.7	118.0	93.8
Excess tax benefit from stock-based awards	(9.0)	(12.9)	(10.1)
Deferred income tax	(9.9)	(8.5)	(11.7)
Stock-based compensation expense	66.5	64.1	55.6
Gain on sale of marketable securities	—	(28.7)	—
Other reconciling adjustments	(0.3)	0.1	(0.1)
Changes in operating assets and liabilities:
Accounts receivable, net	(13.5)	(25.3)	(34.4)
Prepaid expenses and other current assets	5.1	4.2	4.3
Other long-term assets	(4.3)	(2.7)	0.6
Accounts payable	(4.8)	2.8	2.5
Accrued expenses and other long-term liabilities	(0.9)	8.2	10.1
Accrued compensation	1.0	17.2	26.3
Deferred revenue	(11.4)	3.2	3.2
Deferred rent	0.4	10.1	12.1
Net cash provided by operating activities	182.6	163.8	149.1
CASH FLOWS FROM INVESTING ACTIVITIES:
Capitalized software costs	(89.5)	(97.8)	(53.5)
Purchases of property and equipment	(69.0)	(87.2)	(76.1)
Proceeds from sales and maturities of investments	—	29.8	—
Payments on acquisitions, net of cash acquired	(16.9)	(39.9)	—
Other investing activities	0.5	(4.0)	2.3
Net cash used in investing activities	(174.9)	(199.1)	(127.3)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock under stock plans and warrants	16.2	22.1	21.0
Taxes paid related to net share settlement of stock awards	(19.6)	(21.4)	(28.9)
Excess tax benefit from stock-based awards	9.0	12.9	10.1
Proceeds from long-term debt	—	300.0	—
Proceeds from line of credit	—	60.0	—
Payments on line of credit	—	(95.0)	—
Payments on long-term debt	(7.5)	(173.8)	(15.0)
Other financing activities	(0.1)	—	—
Debt issuance costs	—	(1.0)	—
Net cash (used in) provided by financing activities	(2.0)	103.8	(12.8)
Effects of exchange rate changes on cash and cash equivalents	(0.2)	(0.4)	(0.2)
Net increase in cash and cash equivalents	5.5	68.1	8.8
Cash and cash equivalents at beginning of period	141.9	73.8	65.0
Cash and cash equivalents at end of period	$147.4	$141.9	$73.8

athenahealth, Inc.
STOCK-BASED COMPENSATION
(Unaudited, in millions)

Set forth below is a breakout of stock-based compensation impacting the Consolidated Statements of Income for the three and twelve months ended December 31, 2016, and 2015:

(unaudited, in millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Stock-based compensation charged to Consolidated Statements of Income:
Cost of revenue	$4.2	$3.7	$17.9	$14.6
Selling and marketing	4.7	4.7	19.0	18.4
Research and development	2.9	2.2	12.3	9.0
General and administrative	3.9	5.6	17.3	22.1
Total stock-based compensation expense	15.7	16.2	66.5	64.1
Amortization of capitalized stock-based compensation related to software development allocated to cost of revenue (1)	1.1	1.4	4.9	4.4
Amortization of capitalized stock-based compensation related to software development allocated to research and development (1)	—	—	0.1	—
	$16.8	$17.6	$71.5	$68.5

(1)
In addition, for the three months ended December 31, 2016, and 2015, $0.1 million and $1.9 million, respectively, of stock-based compensation was capitalized in the line item Capitalized Software Costs, net in the Consolidated Balance Sheets. For the twelve months ended December 31, 2016, and 2015, $2.2 million and $7.3 million, respectively, of stock-based compensation was capitalized in the line item Capitalized Software Costs, net in the Consolidated Balance Sheets.

athenahealth, Inc.
AMORTIZATION OF PURCHASED INTANGIBLE ASSETS
(Unaudited, in millions)

Set forth below is a breakout of amortization of purchased intangible assets impacting the Consolidated Statements of Income for the three and twelve months ended December 31, 2016, and 2015:

(unaudited, in millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Amortization of purchased intangible assets allocated to:
Cost of revenue	$2.0	$3.4	$9.1	$14.6
Selling and marketing	3.0	2.4	11.7	9.4
Total amortization of purchased intangible assets	$5.0	$5.8	$20.8	$24.0

athenahealth, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP MEASURES
(Unaudited, in millions, except per share amounts)
The following is a reconciliation of the non-GAAP financial measures used by us to describe our financial results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”
While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of our business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.
Please note that these figures may not sum exactly due to rounding.

Non-GAAP Adjusted Gross Margin and Service Automation Rate
Set forth below is a presentation of our “Non-GAAP Adjusted Gross Profit” and “Non-GAAP Adjusted Gross Margin,” which represents Non-GAAP Adjusted Gross Profit as a percentage of total revenue and our “Service Automation Profit” and “Service Automation Rate,” which represents Service Automation Profit as a percentage of total revenue.

(unaudited, in millions)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015

Total revenue	$288.2	$257.5	$1,082.9	$924.7
Cost of revenue	133.5	123.7	533.5	462.2

GAAP Gross Profit	154.7	133.8	549.4	462.5

GAAP Gross Margin	53.7%	52.0%	50.7%	50.0%

Add: Stock-based compensation allocated to cost of revenue	4.2	3.7	17.9	14.6
Add: Amortization of capitalized stock-based compensation related to software development allocated to cost of revenue	1.1	1.4	4.9	4.4
Add: Amortization of purchased intangible assets allocated to cost of revenue	2.0	3.4	9.1	14.6
Add: Integration and transaction costs allocated to cost of revenue	0.1	—	0.1	—
Add: Exit costs, including restructuring costs allocated to cost of revenue	0.1	—	0.4	—

Non-GAAP Adjusted Gross Profit (as redefined)	$162.2	$142.3	$581.8	$496.1

Non-GAAP Adjusted Gross Margin (as redefined)	56.3%	55.3%	53.7%	53.6%

Add: Amortization and depreciation expense allocated to cost of revenue	23.9	21.3	94.4	76.6
Add: Overhead expense allocated to cost of revenue	4.6	3.8	17.8	14.7

Service Automation Profit (1)	$190.7	$167.4	$694.0	$587.4
Service Automation Rate (1)	66.2%	65.0%	64.1%	63.5%

(1)	Service Automation Profit and Rate, formerly referred to as Non-GAAP Adjusted Gross Profit and Margin, excludes amortization, depreciation, and overhead costs.

Non-GAAP Adjusted Operating Income
Set forth below is a reconciliation of our “Non-GAAP Adjusted Operating Income” and “Non-GAAP Adjusted Operating Income Margin,” which represents Non-GAAP Adjusted Operating Income as a percentage of total revenue.

(unaudited, in millions)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015

Total revenue	$288.2	$257.5	$1,082.9	$924.7

GAAP net income	9.8	7.7	21.0	14.0
Add: Provision for (benefit) from income taxes	1.7	(2.6)	—	4.9
Add: Total other expense (income)	0.9	1.6	5.6	(23.0)
GAAP operating income (loss)	$12.4	$6.7	$26.6	$(4.1)

GAAP operating margin (loss)	4.3%	2.6%	2.5%	(0.4)%

Add: Stock-based compensation expense	15.7	16.2	66.5	64.1
Add: Amortization of capitalized stock-based compensation related to software development	1.1	1.4	5.0	4.4
Add: Amortization of purchased intangible assets	5.0	5.8	20.8	24.0
Add: Integration and transaction costs	1.3	—	2.4	1.0
Add: Exit costs, including restructuring costs	7.0	1.2	11.3	5.7
Less: Gain on investments, net	—	—	(0.3)	—

Non-GAAP Adjusted Operating Income	$42.5	$31.3	$132.3	$95.1

Non-GAAP Adjusted Operating Income Margin	14.7%	12.1%	12.2%	10.3%

Non-GAAP Adjusted Net Income
Set forth below is a reconciliation of our “Non-GAAP Adjusted Net Income” and “Non-GAAP Adjusted Net Income per Diluted Share.”

(unaudited, in millions)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015

GAAP net income	$9.8	$7.7	$21.0	$14.0
Add: Stock-based compensation expense	15.7	16.2	66.5	64.1
Add: Amortization of capitalized stock-based compensation related to software development	1.1	1.4	5.0	4.4
Add: Amortization of purchased intangible assets	5.0	5.8	20.8	24.0
Add: Integration and transaction costs	1.3	—	2.4	1.0
Add: Exit costs, including restructuring costs	7.0	1.2	11.3	5.7
Less: Gain on investments, net	—	—	(0.3)	(28.6)

Sub-total of tax deductible items	30.1	24.6	105.7	70.6

Less: Tax impact of tax deductible items (1)	(12.0)	(9.8)	(42.3)	(28.2)
Add: Tax impact resulting from applying non-GAAP tax rate (2)	(2.9)	(4.7)	(8.4)	(2.7)

Non-GAAP Adjusted Net Income	$25.0	$17.8	$76.0	$53.7

Weighted average shares - diluted	40.1	39.8	40.1	39.6

Non-GAAP Adjusted Net Income per Diluted Share	$0.62	$0.45	$1.90	$1.35

(1)	Tax impact calculated using a statutory tax rate of 40%.

(2)
Represents adjusting the GAAP net income at a non-GAAP tax rate of 40%. We used a non-GAAP tax rate of 40% to normalize the tax impact to our Non-GAAP Adjusted Net Income per Diluted Share based on the fact that a relatively small change in pre-tax GAAP income (loss) in any one period could result in a volatile GAAP effective tax rate.

(unaudited, in millions)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015

GAAP net income per share - diluted	$0.24	$0.19	$0.52	$0.35
Add: Stock-based compensation expense	0.39	0.41	1.66	1.62
Add: Amortization of capitalized stock-based compensation related to software development	0.03	0.03	0.12	0.11
Add: Amortization of purchased intangible assets	0.12	0.14	0.52	0.61
Add: Integration and transaction costs	0.03	—	0.06	0.02
Add: Exit costs, including restructuring costs	0.17	0.03	0.28	0.14
Less: Gain on investments, net	—	—	(0.01)	(0.72)

Sub-total of tax deductible items	0.75	0.62	2.64	1.78

Less: Tax impact of tax deductible items (1)	(0.30)	(0.25)	(1.05)	(0.71)
Add: Tax impact resulting from applying non-GAAP tax rate (2)	(0.07)	(0.12)	(0.21)	(0.07)

Non-GAAP Adjusted Net Income per Diluted Share	$0.62	$0.45	$1.90	$1.35

Weighted average shares - diluted	40.1	39.8	40.1	39.6

(1)	Tax impact calculated using a statutory tax rate of 40%.

(2)
Represents adjusting the GAAP net income at a non-GAAP tax rate of 40%. We used a non-GAAP tax rate of 40% to normalize the tax impact to our Non-GAAP Adjusted Net Income per Diluted Share based on the fact that a relatively small change in pre-tax GAAP income (loss) in any one period could result in a volatile GAAP effective tax rate.

athenahealth, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP MEASURES FOR FISCAL YEAR 2017 GUIDANCE
(Unaudited, in millions)
Please note that the figures presented below may not sum exactly due to rounding.
Non-GAAP Adjusted Operating Income Guidance
Set forth below is a reconciliation of our “Non-GAAP Adjusted Operating Income” and “Non-GAAP Adjusted Operating Income Margin” guidance for fiscal year 2017, which represents Non-GAAP Adjusted Operating Income as a percentage of total revenue.

(unaudited, in millions)	LOW	HIGH
	Fiscal Year Ending December 31, 2017
Total revenue	$1,290.0	$1,330.0

GAAP operating income	61.0	81.0

GAAP operating income margin	4.7%	6.1%

Add: Stock-based compensation expense	85.0	85.0
Add: Amortization of capitalized stock-based compensation related to software development	3.0	3.0
Add: Amortization of purchased intangible assets	17.0	17.0
Add: Integration and transaction costs	5.0	5.0
Add: Exit costs, including restructuring (1)	—	—
Add: Gain or loss on investments (1)	—	—

Non-GAAP Adjusted Operating Income	$170.0	$190.0

Non-GAAP Adjusted Operating Income Margin	13.2%	14.3%

(1)
We currently do not anticipate exit costs, including restructuring or gain or loss on investments during fiscal year 2017. However, if these items occur in fiscal year 2017, we would exclude these items from our Non-GAAP Adjusted Operating Income and Non-GAAP Adjusted Operating Income Margin.

Explanation of Non-GAAP Financial Measures
We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of athenahealth and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.
In Q4 2016, management redefined “Non-GAAP Adjusted Gross Profit” as total revenue, less cost of revenue, plus (1) stock-based compensation expense allocated to cost of revenue, (2) amortization of purchased intangible assets allocated to cost of revenue, (3) integration and transactions costs allocated to cost of revenue, and (4) exit costs, including restructuring costs allocated to cost of revenue, and “Non-GAAP Adjusted Gross Margin” as Non-GAAP Adjusted Gross Profit as a percentage of total revenue. Management defines “Service Automation Profit”, formerly referred to as Non-GAAP Adjusted Gross Profit, as total revenue, less cost of revenue, plus (1) stock-based compensation expense allocated to cost of revenue, (2) amortization of purchased intangible assets allocated to cost of revenue, (3) integration and transaction costs allocated to cost of revenue, (4) exit costs, including restructuring costs allocated to cost of revenue, (5) amortization and depreciation expense allocated to cost of revenue, and (6) overhead expense allocated to cost of revenue, and “Service Automation Rate”, formerly referred to as Non-GAAP Adjusted Gross Margin, as Service Automation Profit as a percentage of total revenue. Management considers these non-GAAP financial measures and metrics to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends. Moreover, management believes that these measures and metrics enable investors and financial analysts to closely monitor and understand changes in our ability to generate income from ongoing business operations.
Management defines “Non-GAAP Adjusted Operating Income” as the sum of GAAP net income before provision for (benefit from) income taxes; total other expense (income); stock-based compensation expense; amortization of capitalized stock-based compensation related to software development; amortization of purchased intangible assets; integration and transaction costs; exit costs, including restructuring costs; and gain or loss on investments; and “Non-GAAP Adjusted Operating Income Margin” as Non-GAAP Adjusted Operating Income as a percentage of total revenue. Management defines “Non-GAAP Adjusted Net Income” as the sum of GAAP net income before stock-based compensation expense; amortization of capitalized stock-based compensation related to software development; amortization of purchased intangible assets; integration and transaction costs; exit costs, including restructuring costs; and gain or loss on investments and any tax impact related to these preceding items; and an adjustment to the tax provision for the non-GAAP tax rate and “Non-GAAP Adjusted Net Income per Diluted Share” as Non-GAAP Adjusted Net Income divided by weighted average diluted shares outstanding. Management considers these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends. Moreover, management believes that these measures enable investors and financial analysts to closely monitor and understand changes in our ability to generate income from ongoing business operations.
Management excludes or adjusts each of the items identified below from the applicable non-GAAP financial measure or metric referenced above for the reasons set forth with respect to that excluded item:

•
Stock-based compensation expense and amortization of capitalized stock-based compensation related to software development — excluded because these are non-cash expenditures that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of our control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to our performance during the period in which the expenses are incurred.

•
Amortization of purchased intangible assets — purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

•
Integration and transaction costs — Integration costs are the severance payments and retention bonuses for certain employees related to specific transactions. Transaction costs are costs related to strategic transactions. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

•
Exit costs, including restructuring costs — represents costs related to workforce reductions and to terminate certain lease or other agreements for strategic realignment purposes. Management does not believe such costs accurately reflect the performance of our ongoing operations for the period in which such costs are incurred.

•
Gain or loss on investments — represents gains or losses on the sales, conversions, or impairments of our investments, such as marketable securities and More Disruption Please (“MDP”) Accelerator investments. Management does not believe such gains or losses accurately reflect the performance of our ongoing operations for the period in which such gains or losses are reported.

•
Non-GAAP tax rate — We use a non-GAAP tax rate of 40% to normalize the tax impact to our Non-GAAP Adjusted Net Income per Diluted Share based on the fact that a relatively small change in pre-tax GAAP income (loss) in any one period could result in a volatile GAAP effective tax rate.